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                                                                    Exhibit 10AN

                                    SUBLEASE



THIS SUBLEASE is made this 16th day of February 1995, between HOUSEHOLD Bank, f.s.b. (hereinafter called "Landlord"), Prospect Heights, Illinois and Palmer National Bancorp Inc., (hereinafter called "Tenant").

                                WITNESSETH, THAT:

1. DESCRIPTION. Landlord leases to Tenant the following described premises, (hereinafter termed "Premises"), on the terms set forth herein to be used and occupied only for the purposes as permitted under the Overlease, and for no other purpose whatsoever without Landlord's prior written approval, in the City of Rockville, County of Montgomery, and State of Maryland, consisting of approximately 2,151 square feet of second floor space and commonly known as Suite 240 6110 Executive Boulevard Rockville, Maryland 20852. The location of the floor space leased hereunder is outlined in red and is, together with the dimensions of the space set forth on the Layout Plat, attached hereto and made a part hereof as Exhibit 1.


2. TERM. Tenant shall occupy the Premises from the commencement date, and ending November 30, 1998. Landlord and Tenant shall duly execute a commencement letter setting forth the actual commencement upon Tenant's occupancy.

     The foregoing notwithstanding, this sublease is contingent upon Tenant obtaining all necessary regulatory and other approvals and licenses required in connection with its intended operation of a mortgage banking business (including residential mortgages) ("Regulatory Conditions"). Tenant shall commence the licensing/approval process promptly following the full execution hereof and shall use diligence in completing same. Each of Landlord and Tenant shall have the right to terminate this sublease by written notice to the other in the event that Tenant has not notified Landlord, on or before sixty (60) days following Tenant's receipt of two fully executed originals hereof, that the Regulatory Conditions have been satisfied or waived.

3. BASE RENT. Tenant, in consideration of this lease, covenants to pay the sum of $2,486.20 in equal monthly installments on the first day of each month of the term to Landlord at:

                            Household Bank, f.s.b.
                            [1352 A Charwood Road]           2700 Sanders Road
                            [P.0 Box 739]                  Prospect Heights, IL
                            [Hanover, Maryland 21076]                      6007
                            [Attn: Property Management]  Attn: Leasing, License
                                                                 & Contracts

     Rental commencement for this lease will begin effective Sixty days (60) after the term commencement date. Base rental is subject to increase effective December 1 of each calendar year. Said increase shall be based upon 30% of the CPI-W increase from the previous year.

4. SECURITY DEPOSIT. Tenant agrees to pay Landlord the sum of $2,486.20 upon execution of this lease. Landlord shall apply $2,486.20 towards the first month's rent.

5. ASSIGNMENT OR SUBLETTING. Tenant shall not voluntarily or involuntarily sublet, assign or transfer this lease; the Premises, or any part thereof without Landlord's and Overlandlord's prior written consent.

     Landlord's consent shall not be unreasonably withheld, conditioned or delayed, [and shall be deemed given if not denied by written notice received by Tenant within fifteen (15) business days following Landlord's receipt of Tenant's written]
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     request thereof.] Landlord shall use all reasonable efforts to promptly obtain any required Overlandlord consent.


6. OVERLEASE. This sublease is subject and subordinate to all terms, conditions and covenants of the Overlease (other than paragraphs 2, 3, 8.4, 31, and 32) and its amendments between Building No. 7 Associates, a Maryland Joint Venture as Landlord (hereinafter called "Overlandlord"), to Household Bank, f.s.b. as Tenant for a term beginning December 1, 1993, and ending November 30, 1998, and is not effective until written consent of Overlandlord is hereto obtained. A copy of the Overlease is attached hereto and made a part hereof as Exhibit 2. Landlord will diligently pursue obtaining Overlandlord's approval as soon as practical. Notice of Landlord's receipt of Overlandlord's approval will be provided to Tenant upon full execution of this sublease if then in hand, or within 5 days of its receipt if later obtained.

     Landlord shall use all reasonable efforts to promptly obtain any required Overlandlord consents, approvals, or the like at any time requested by Tenant (e.g., alterations). Landlord shall not modify or otherwise take or omit to take any action under the Overlease which would have an adverse impact upon Tenant's use and occupancy of the Premises for the term, and according to the terms, herein demised. Landlord agrees at Tenant's request to enforce the terms of the Overlease or, if requested by Tenant, Tenant shall have the right to enforce same in the name if Landlord (Landlord hereby designating Tenant as its agent for such purpose). Except as otherwise expressly and directly provided in this Sublease, all consent, approvals and the like required from Landlord hereunder shall not be unreasonably withheld, conditioned or delayed and shall be deemed given if not denied by written notice received by Tenant within fifteen (15) business days following Landlord's receipt of Tenant's written request therefor.

7.   TENANTS ALTERATIONS. Intentionally omitted.

8. CONDITIONS OF PREMISES. Taking possession of Premises by Lessee shall be evidence against Tenant that the demised Premises were in good and satisfactory condition when possession was made.

9. TERMINATION. At the end of this lease by lapse of time or otherwise, Tenant shall yield up immediate possession of the Premises and all equipment located therein to Landlord, except those fixtures which Tenant has the right to remove pursuant to Paragraph 19 of this lease, all in a clean and sightly condition and in good working order and repair, normal wear and tear excepted.

10. MAINTENANCE, SERVICES, UTILITIES, REPAIRS. During this lease, the party as designated below, shall, at its sole expense, pay all of the charges for and perform, supply, repair and replace the items in the following list:

                (Insert "Tenant", "Landlord" or "Overlandlord")

     A.        Gas or Fuel Oil                             Overlandlord
     B.        Electricity                                 Overlandlord
     C.        Water                                       Overlandlord
     D.        Sewer                                       Overlandlord
     E.        Janitorial Service                          Overlandlord
     F.        Exterior Window Washing                     Overlandlord
     G.        Trash Removal                               Overlandlord

     H.        Parking and Common Area                     Overlandlord
                Cleaning, Repair, Snow
                Removal and Lighting

     I.        Sidewalk - Cleaning, Snow                   Overlandlord
                Removal and Repair

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
     J.        Entrance, Stairway, Hall,                   Overlandlord
                and Restrooms Cleaning,
                Repair and Decorating

     K.        Furnace/Heating Equipment                   Overlandlord
                Maintenance, Repairs,
                Component Replacement

     L.        Air Conditioning/Ventilation                Overlandlord
                Equipment - Maintenance,
                Repairs, Component
                Replacement

     M.        Elevator Service                            Overlandlord

     In addition to the above designation, Overlandlord shall provide routine maintenance to the Premises, to all glass in windows, doors and partitions in which the Premises are located, and to all equipment and fixtures leading to the Premises. Tenant shall promptly repair all damage to the Premises, including Tenant's leasehold improvements, to their condition immediately preceding such damage. Tenant shall maintain all portions of the Premises in habitable condition during the lease term. Landlord shall not be responsible for any repairs to the premises or equipment contained therein except as provided herein.

11. FIXTURES. At the termination of this lease, Tenant shall be obligated to, and shall, remove all its fixtures and furniture installed by Tenant;
     and Tenant shall repair any damage to the walls, floors or ceilings resulting from the removal of such fixtures. Tenant's obligation to repair any such damage shall include the requirement to neatly fill in or patch any holes left in floors, walls, or ceilings by such removal, or in Tenant's discretion, to replace individual floor or ceiling tiles, using reasonable efforts to match them in appearance.

12.  SIGNS. Intentionally omitted.

13. COVENANT AGAINST LIENS. Tenant agrees not to permit any mechanics or other lien to be placed against the Premises or the land or building where the Premises are located. If any such lien is placed, however, Tenant will promptly cause it to be removed.

14. LANDLORD'S REMEDIES. In the event of (1) the filing of a petition by or against Tenant under the Bankruptcy Act; or (2) the appointment of a receiver or trustee for Tenant or his property; or (3) the making by Tenant of an assignment for the benefit of creditors; or (4) the nonpayment of the rent and the continuance of such nonpayment for more than five (5) days following Tenant's receipt of written notice thereof from Landlord; or (5) the breach of any covenant in this lease, and the continuance of such breach for more than twenty (20) days following Tenant's receipt of written notice thereof from Landlord (except that if Tenant has commenced cure of such breach within such twenty (20) day period and thereafter diligently prosecutes same, then such twenty (20) day period shall be extended for such reasonable additional time as Tenant needs to complete same), Landlord shall have the option to terminate Tenant's right to possession of the Premises effective upon the service of written demand therefore on Tenant; and if Landlord so elects, but not otherwise, this lease shall terminate on service of written notice thereof on Tenant. Notwithstanding anything contained herein to the contrary, Landlord agrees not to exercise any remedy to which it is entitled under this lease or by law in the event of any default of Tenant, until Landlord shall have given tenant notice in writing specifying wherein Tenant has made default, and Tenant shall have failed to remedy such default within a period of Ten (1O) days after the date of such notice. Upon termination of Tenant's right of possession as aforesaid,
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     whether this lease shall be terminated or not, Tenant agrees to surrender possession immediately and hereby grants to Landlord full license to enter into and upon said Premises, to take possession thereof with or without process of law, and to remove Tenant or other who may be occupying the Premises. Landlord may use such force in removing Tenant and other occupiers as may reasonably be necessary and Landlord may repossess himself of Premises, but said entry shall not constitute a trespass nor forcible entry or detainer. The acceptance of rent, as it falls due or after any knowledge of breach hereof by Tenant, shall not be construed as a waiver of any right of Landlord or as an election not to proceed under the provisions of this lease or to enforce any other remedies available to landlord. Any holding over by Tenant shall constitute a month-to-month tenancy only at a monthly rental equal to one and one half (1 1/2) times the BASE RENT specified in Paragraph 3 of this lease. Tenant shall pay upon demand all the Landlord's reasonable costs, including the reasonable fees of counsel, incurred in enforcing Tenant's obligations hereunder.

15. NO RESERVATION OF PREMISES. Submission of this instrument for examination does not constitute a reservation of or option for the Premises and this instrument does not become effective as a lease or otherwise until fully executed and delivered by both Landlord and Tenant and approved in writing by Overlandlord.

16. NONDISTURBANCE. During the term of this lease, Tenant shall use the Premises so that there is no noise, odor, vibration, heat gain or loss, debris or obstruction that, violates the Overlease. If within fifteen (15) days after notice from Landlord that any provision of this Nondisturbance Clause is being violated by Tenant, Tenant does not end such violation, or cause same to be ended, Landlord shall have the option to terminate Tenant's right to possession of the leased Premises as provided in Paragraph 14 hereof.

17. TENANT'S INSURANCE. During the term of this lease, Tenant shall provide and keep in force for the benefit of Landlord and of Tenant, as their respective interests may appear, general liability policy in standard form protecting Landlord against any and all liability occasioned by accident or disaster resulting in injury or loss to property or injury or death to persons arising out of the use and occupancy of the Premises. Such policy shall be written by a good and solvent insurance company in the minimum amount of $500,000 per occurrence. Tenant must provide evidence of insurance naming Landlord as additional insured via a certificate or copy of the policy, which must include the insurer's agreement to provide Landlord at least 30 days prior written notice of cancellation or expiration. If Tenant carries a blanket liability policy or policies protecting against accident or disaster at various locations, delivery by Tenant to Landlord or a certificate issued by the insurance company writing such policy stating that the Landlord is protected thereunder to the extent hereinabove specified shall be deemed compliance by Tenant with the foregoing requirements; however, the above mentioned 30 day notice provision must be complied with.

     Landlord shall carry similar insurance and shall maintain "all-risk" property insurance upon the furniture and telephone equipment described in Paragraph 19 hereof. Each of Landlord's and Tenant's insurance policies shall provide for waiver of subrogation. Anything to the contrary contained herein notwithstanding, each of Landlord and Tenant hereby waive and release the other from and against any and all claims, causes in action and/or expense for which such person is or would be insured by insurance policies maintained or required to be maintained hereby (or otherwise maintained by such person). In addition, Tenant shall have no liability to Overlandlord or to Landlord for any matter which is
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     customarily insured or insurable under policies of insurance comparable to those typically carried by large commercial owners of properties similar to the Property. Tenant shall be responsible for any increase or continued increase in Landlord's insurance premiums resulting from any action and/or expense due to Tenant's negligence.


18. SUCCESSORS. This lease shall benefit and bind the heirs, executors, administrators, successors and assigns of both Landlord and Tenant.

19. TELEPHONE SYSTEM. Tenant shall be allowed the use of Landlord's existing phone system and furniture for which tenant shall maintain and provide all necessary repairs throughout the term. Ownership of said phone system and furniture will be with Tenant and Tenant shall be allowed to remove said phone system at the expiration of the lease term.

20. NOTICES. All notices under this lease shall be in writing and mailed by registered or certified mail, or sent by other commercial courier or overnight delivery service, in all such cases against receipt, addressed to Tenant at 1667 K Street, N.W., Washington, D.C. 20006, Attention:
     President, with a copy to Gary K. Bahena, Esq., 601 Thirteenth Street, N.W., Suite 660 North, Washington, D.C. 20005, and to Landlord at 2700 Sanders Road, Prospect Heights, IL 60070, Attn: [Assistant Vice
     President], Leasing, [&] Licensing and Contracts. Any such notice shall be deemed given when received.


         IN WITNESS WHEREOF, Landlord and Tenant have executed this lease as of the day and year first above written.

WITNESS/ATTEST:                        LANDLORD

                                       HOUSEHOLD  BANK, f.s.b.
                                                 ------------------------------

/S/ MARK CHRISTMAN                     By: /S/ P. D. SCHMIDT
-----------------------------             -------------------------------------
Mark Christman, Assistant                 P. D. Schmidt, Authorized Agent
                Secretary
WITNESS/ATTEST:                        TENANT

      [SIG]                            PALMER NATIONAL BANCORP, INC.
-----------------------------
                                       By: /S/ WEBB C. HAYES, IV
                                          -------------------------------------
                                          WEBB C. HAYES, IV